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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration statements of Storage Computer Corporation (the "Company") on Form S-8 of our report dated March 17, 2000 (April 14, 2000 as to Notes E and N) on the consolidated financial statements of the Company as at December 31, 1999 and for the year then ended appearing in this annual report on Form 10-K of the Company.



 /s/ BDO Seidman, LLP
 BDO Seidman, LLP

 Boston, Massachusetts
 April 14, 2000


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